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                              THE LOEWEN GROUP INC.
                            CORPORATE INCENTIVE PLAN

1.       PURPOSE.

         The purpose of The Loewen Group Inc. Corporate Incentive Plan (the "Plan") is to:

         (a) Focus key corporate employees on the achievement of financial goals considered essential for the Company's success during and after the pending insolvency proceedings.

         (b) Promote the success and enhance the value of the Company by linking the personal interests of Participants to those of the Company by providing Participants with incentives for excellent performance.

         (c) Motivate, attract and retain top quality high performing key employees.

         THIS PLAN SUPERCEDES AND REPLACES ALL PRIOR CORPORATE INCENTIVE PLANS MAINTAINED BY THE LOEWEN GROUP INC. OR LOEWEN GROUP INTERNATIONAL, INC.

2.       DEFINITIONS.

         For the purposes of the Plan, the following terms shall have the meanings indicated.

         (a) AWARD. "Award" means the amount paid as an incentive bonus pursuant to Section 5 below.

         (b)      BOARD. "Board" means the Board of Directors of the Company.

         (c)      COMPANY. "Company" means The Loewen Group Inc.

         (d) COMPENSATION COMMITTEE. " Compensation Committee" means the Compensation Committee of the Board or such other committee of the Board authorized by the Board to administer the Plan.

         (e) CREDITORS' COMMITTEE. "Creditors' Committee" means the official committee of unsecured creditors appointed by the United States trustee for the District of Delaware in the bankruptcy cases of certain of the Employers pending before the United States Bankruptcy Court for the District of Delaware, captioned LOEWEN GROUP INTERNATIONAL, INC., ET AL., Case No. 99-1244.

         (f) DESIGNATED EMPLOYEE GROUP. "Designated Employee Group" means any one of the groups of employees described on Exhibit A, as such Exhibit may be amended from time to time.

         (g) EFFECTIVE DATE. "Effective Date" means the date on which an individual Participant executes a Release Agreement.

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         (h)      EMPLOYER. "Employer" means each of the Company and those of its divisions, subsidiaries and operating units, as are set forth on Exhibit B, as such Exhibit may be amended from time to time.

         (i) MAXIMUM AWARD PERCENTAGE. "Maximum Award Percentage" means the percentage of Salary that a Participant is eligible to earn in a Plan Year if the maximum Performance Goals established for the Company are achieved or exceeded. The Maximum Award Percentages for each Designated Employee Group are specified on Exhibit A, as such Exhibit may be amended from time to time.

         (j) MINIMUM AWARD PERCENTAGE. "Minimum Award Percentage" means the percentage of Salary that a Participant is eligible to earn in a Plan Year if the minimum Performance Goals established for the Company are achieved or exceeded. The Minimum Award Percentages for each Designated Employee Group are specified on Exhibit A, as such Exhibit may be amended from time to time.

         (k) PARTICIPANT. "Participant" means any full-time employee of an Employer who becomes a Participant in the Plan as provided in
                  Section 4 and who has not ceased to be a Participant pursuant to Section 4 or Section 6.

         (l) PERFORMANCE GOALS. "Performance Goals" means the financial criteria established by the Compensation Committee pursuant to
                  Section 5(a) below to measure corporate performance during a Plan Year.

         (m)      PLAN. "Plan" means The Loewen Group Inc. Corporate Incentive
                  Plan.

         (n) PLAN YEAR. "Plan Year" means the calendar year. The first Plan Year shall begin on January 1, 2000.

         (o) RELEASE AGREEMENT. "Release Agreement" means an agreement, in a form that is acceptable to the Employer, under which the Participant, among other things, releases and waives any rights, claims or entitlements that he or she may have at law or under existing employment or consulting agreements or company programs.

         (p) SALARY. "Salary" means a Participant's rate of regular base compensation, excluding commissions, overtime pay, bonuses and any extra remuneration, determined at the end of a Plan Year, without reduction for any salary or wage reduction contributions made to a Company sponsored plan.

         (q) TARGET AWARD PERCENTAGE. "Target Award Percentage" means the percentage of Salary that a Participant is eligible to earn in a Plan Year if the targeted Performance Goals established for the Company are achieved. The Target Award Percentages for each Designated Employee Group are specified on Exhibit A, as such Exhibit may be amended from time to time.

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3.       PLAN ADMINISTRATION.

         (a) Subject to the authority and powers of the Board, the Compensation Committee shall administer the Plan. The Compensation Committee shall have full authority to interpret the Plan and to adopt such rules, regulations and procedures for carrying out the Plan as it may deem necessary or advisable, including without limitation, the authority to:

                  (i)      designate employees as Participants;

                  (ii) designate and thereafter administer the Performance Goals; and

                  (iii) determine other terms and conditions related to Awards (including to provide appropriate adjustments or prorations of Awards in the case of Participants who are hired, cease to be Participants or are changed from one Designated Employee Group to another during a Plan Year).

         (b) Any dispute, controversy or claim arising out of or relating to any Plan benefit, including, without limitation, any dispute, controversy or claim as to whether the decision of the Committee respecting the benefits under this Plan or interpretation of this Plan is arbitrary and capricious, shall be settled by final and binding arbitration in accordance with the American Arbitration Association Employment Dispute Resolution or the Rules of the Arbitration and Mediation Institute of Canada, as appropriate. The Eligible Employee must request arbitration in writing within the limitations period set by applicable state, provincial or federal law.

                  The arbitrator shall be selected by mutual agreement of the parties, if possible. If the parties fail to reach agreement upon appointment of an arbitrator within 30 days following receipt by one party of the other party's notice of desire to arbitrate, the arbitrator shall be selected from a panel or panels of persons submitted by the American Arbitration Association (the "AAA") or the Arbitration and Mediation Institute of Canada ("AMI"), as applicable. The selection process shall be that which is set forth in the AAA Employment Dispute Resolution Rules or similar process of the AMI, except that, if the parties fail to select an arbitrator from one or more panels, neither AAA nor AMI shall have the power to make an appointment but shall continue to submit additional panels until an arbitrator has been selected.

                  All fees and expenses of the arbitration, including a transcript if requested, will be shared by the parties equally. The arbitrator shall have no power to amend, add to or subtract from this Plan. The award shall be admissible in any court or agency action seeking to enforce or render unenforceable this Plan or any portion thereof. Any action to enforce or vacate the arbitrator's award shall be governed by the Federal Arbitration Act if applicable or such other legislation as may be applicable in the jurisdiction where the Eligible Employee ordinarily is a resident.

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         (c)      All expenses and liabilities incurred by the Compensation
                  Committee in the administration of the Plan shall be borne by the Company. The Compensation Committee may retain accountants, attorneys or other advisors to render services in connection with the administration of the Plan.

         (d) Neither the Employers, the Board, the Compensation Committee, nor any member of the Board or Compensation Committee, nor any officer or employee of any Employer shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan. Any action taken or omitted to be taken by any such person in good faith reliance on the advice of any accountant, attorney or other advisor retained by the Compensation Committee or the Employer shall be conclusively presumed not to involve gross negligence or willful misconduct. The members of the Board and the Compensation Committee and the officers and employees of any Employer shall be indemnified by the applicable Employer with respect to any such liability to the fullest extent permitted by applicable laws, rules and regulations.

4.       ELIGIBILITY.

         (a) Each full-time employee who (i) is a member of a Designated Employee Group on the Effective Date, (ii) is provided written notification of participation by the Compensation Committee and (iii) executes a Release Agreement shall be a Participant in the Plan as of the Effective Date.

         (b) Any other employee who becomes a member of a Designated Employee Group after the adoption of this Plan by the Company and is provided written notification of participation by the Compensation Committee shall become a Participant in the Plan as of the date membership in such Designated Employee Group commences.

         (c) Any Participant whose employment with the Employer terminates for any reason shall cease to be a Participant, except for Participants who transfer employment from one Employer to another Employer during a Plan Year and continue as a member of a Designated Employee Group at the new Employer.

         (d) If an individual who became a Participant in the Plan pursuant to Section 4(a) or 4(b) above later ceases to be a member of a Designated Employee Group then such individual shall likewise cease to be a Participant.

5.       DETERMINATION AND PAYMENT OF AWARDS.

         Determination and payment of Awards pursuant to the Plan shall be subject to the following terms and conditions:

         (a) PERFORMANCE GOALS. Performance Goals will be set by the Compensation Committee, with reference to the achievement of specified measures of financial performance of the Company. Such Performance Goals shall be subject to review and approval, prior to the confirmation of a plan of reorganization for the

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                  Company, by the Creditors' Committee. Once approvals are
                  obtained, the minimum, targeted and maximum Performance Goals shall be communicated in writing to Participants within 15 days. The Compensation Committee expressly retains the ability under the Plan to adjust targeted Performance Goals to reflect any asset sales or closings of operating units or any other reconfigurations of the Company's operations. If actual financial results are less than the minimum Performance Goal, no Award shall be earned.

         (b) CALCULATION OF FINAL AWARDS. After the end of a Plan Year, Awards shall be calculated by comparing actual financial results to the pre-established Performance Goals. When making these calculations, actual financial results will be reduced by an amount equal to total Awards earned by Participants and total awards earned under the Company's Operations Incentive Plan. If actual financial results equal the minimum Performance Goal, an Award equal to the Minimum Award Percentage multiplied by a Participant's Salary shall be earned. If actual financial results equal the targeted Performance Goal, an Award equal to the Target Award Percentage multiplied by a Participant's Salary shall be earned. If actual financial results equal or exceed the maximum Performance Goal, an Award equal to the Maximum Award Percentage multiplied by a Participant's Salary shall be earned. If actual financial results exceed the minimum Performance Goal but are less than the targeted Performance Goal, an award percentage will be determined by applying straight-line interpolation to the Minimum Award Percentage and the Target Award Percentage, with reference to the relationship between actual financial results and the minimum and targeted Performance Goals. The resulting award percentage shall be multiplied by the Participant's Salary to determine the Award earned for the Plan Year. If actual financial results exceed the targeted Performance Goal but are less than the maximum Performance Goal, an award percentage will be determined by applying straight-line interpolation to the Target Award Percentage and the Maximum Award Percentage, with reference to the relationship between actual financial results and the targeted and maximum Performance Goals. The resulting award percentage shall be multiplied by the Participant's Salary to determine the Award earned for the Plan Year. In addition, no Awards above the Awards payable if actual financial results equal the targeted Performance Goal will be payable for fiscal year 2000 if the Employers, as a result of paying such incremental awards, would not retain a substantial portion of the incremental cash flow giving rise to such payments.

         (c) ADJUSTMENTS TO FINAL AWARDS. The Company, through the Compensation Committee, expressly retains the ability under the Plan to: (i) adjust Awards based on adjustments to targeted Performance Goals under Section 5(a) above and (ii) adjust an individual Participant's Award downward by as much as 33% based on the discretionary assessment of that Participant's performance by his or her direct supervisor. An adjustment pursuant to Section 5(a) or this Section shall not be treated as an amendment to the Plan.

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         (d)      TIMING OF PAYMENT OF AWARDS. Awards earned with respect to any
                  Plan Year shall be paid in cash by the Employer within 90 days following the last day of any Plan Year.

6.       TERMINATION OF EMPLOYMENT.

         In the event that a Participant's employment with the Employer terminates for any reason before the last day of a Plan Year, the Participant shall not be entitled to receive any Award under the Plan. Notwithstanding the foregoing, if a Participant becomes an employee of a successor employer upon the acquisition of any business, unit, or facility by such employer, then there shall be paid to such Participant promptly after the last day of the Plan Year in which such acquisition occurs (whether or not he or she remains an employee of the successor employer on such last day unless he or she voluntarily withdraws from the employ of such successor employer) an amount equal to the Award that would have been payable for such Plan Year based on actual financial results through the last day of the month prior to the date of acquisition. Such award will be prorated based on the number of complete months worked during the Plan Year prior to the date of acquisition.

7.       WITHHOLDING.

         The Employer shall have the right to withhold any taxes or any other amounts as are required to be withheld by law with respect to any payments due under the Plan.

8.       AMENDMENT OR TERMINATION.

         The Company may modify, amend or terminate the Plan, in whole or in part, at any time; provided, however, that any modification, amendment or termination of the Plan shall not, without the consent of the Participant, adversely affect any right to an Award for the Plan Year in which the modification, amendment or termination goes into effect after Performance Goals have been communicated. In addition, the Plan may not be terminated prior to January 1, 2001.

9.       EFFECT UPON OTHER PLANS.

         The adoption of the Plan shall not affect any other compensation or benefit plan adopted or implemented by the Company simultaneously with this Plan and the Plan shall not preclude the Board from establishing any other form of incentive, bonus or other compensation for employees of the Company. The amounts awarded to a Participant under the Plan shall not be deemed to be compensation for the purpose of calculating the amount of a Participant's benefits under any retirement, insurance, disability or other benefit plan, except to the extent specifically provided in such plan.

10.      BREACH.

         In the event that a Participant breaches any of his or her obligations under the Plan or any other documents or instruments executed herewith (including, without limitation, the Release Agreement), the Company shall have the right to demand the repayment of all or

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

         a portion of any amounts paid to the Participant under the Plan and, in addition, (a) the Company shall have no further obligation to that Participant pursuant to the Plan and (b) that Participant shall pay any expenses or damages incurred by the Company or the applicable Employer as a result of said breach, including all costs incurred by the Company or the applicable Employer, including reasonable attorneys' fees, in defending against any claims related to or arising from said breach.

11.      ASSIGNABILITY OF AWARDS.

         No Eligible Employee shall have the power to transfer, assign, anticipate, mortgage or otherwise encumber any rights or any amounts payable under this Plan; nor shall any such rights or amounts payable under this Plan be subject to seizure, attachment, execution, garnishment or other legal or equitable process, or for the payment of any debts, judgments, alimony, or separate maintenance, or be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event a person who is receiving or is entitled to receive benefits under the Plan attempts to assign, transfer or dispose of such right, or if an attempt is made to subject such right to such process, such assignment, transfer or disposition shall be null and void.

12.      PLAN NOT A CONTRACT OF EMPLOYMENT; EMPLOYER'S POLICIES CONTROL.

         Nothing contained in this Plan shall give a Participant the right to be retained in the employment of an Employer. This Plan is not a contract of employment between the Employer and any Participant.

         Any dispute involving issues of employment other than claims for benefits under this Plan shall be governed by the appropriate employment dispute resolution policies and procedures of the Employer.

13.      ACTION BY AN EMPLOYER.

         Unless expressly indicated to the contrary herein, any action required to be taken by the Employer may be taken by action of its board of directors or by any appropriate officer or officers traditionally responsible for such determination or actions, or such other individual or individuals as may be designated by the board of directors or any such officer.

14.      GOVERNING LAW.

         The Plan shall be governed by and construed in accordance with the laws of the jurisdiction in which the Eligible Employee ordinarily is a resident.

15.      SEVERABILITY.

         If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of this Plan, but this Plan shall be

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         construed and enforced as if said illegal or invalid provision had never been included herein.

         IN WITNESS WHEREOF, the Company has caused this Plan to be adopted on the _____ day of October, 1999.

                                                 THE LOEWEN GROUP INC.


                                                 By: _____________________

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                                                                     EXHIBIT A

  DESIGNATED EMPLOYEE GROUPS AND MINIMUM, TARGET AND MAXIMUM AWARD PERCENTAGES

    ------------------------------------------------ -------------------- ------------------- -------------------
                                                           MINIMUM              TARGET              MAXIMUM
                                                            AWARD                AWARD               AWARD
    DESIGNATED EMPLOYEE GROUPS                            PERCENTAGE          PERCENTAGE           PERCENTAGE
    ------------------------------------------------ -------------------- ------------------- -------------------

    ------------------------------------------------ -------------------- ------------------- -------------------
    SENIOR CORPORATE EXECUTIVES

    ------------------------------------------------ -------------------- ------------------- -------------------
       Chairman of the Board                                 25%                 50%                 100%
    ------------------------------------------------ -------------------- ------------------- -------------------
       Chief Executive Officer                               25%                 50%                 100%
    ------------------------------------------------ -------------------- ------------------- -------------------
       Tier 1:  Admin, Finance, Legal                        25%                 50%                 100%
    ------------------------------------------------ -------------------- ------------------- -------------------
       Tier 2:  HR, CIO, Controller, Treasurer &
       Corp. Sec.                                            20%                 40%                 80%
    ------------------------------------------------ -------------------- ------------------- -------------------
       Tier 3:  VPs/Functional Head                          15%                 30%                 60%
    ------------------------------------------------ -------------------- ------------------- -------------------

    ------------------------------------------------ -------------------- ------------------- -------------------
    CORPORATE STAFF

    ------------------------------------------------ -------------------- ------------------- -------------------
       Other VPs                                            12.5%                25%                 50%
    ------------------------------------------------ -------------------- ------------------- -------------------
       Directors                                             10%                 20%                 40%
    ------------------------------------------------ -------------------- ------------------- -------------------
       Senior Managers                                      7.5%                 15%                 30%
    ------------------------------------------------ -------------------- ------------------- -------------------
       Managers/Professional/Technical                       5%                  10%                 20%
    ------------------------------------------------ -------------------- ------------------- -------------------

    ------------------------------------------------ -------------------- ------------------- -------------------


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                                                                     EXHIBIT B

                             PARTICIPATING EMPLOYERS